Exhibit 99.2

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION

Our pro forma condensed consolidated balance sheet as of December 31, 2012 has been prepared as if the significant investments acquired subsequent to December 31, 2012 had been acquired as of December 31, 2012. Our pro forma condensed consolidated statement of operations for the year ended December 31, 2012 has been prepared based on our historical financial statements as if the significant investments subsequent to December 31, 2011 and related financings (noted herein) had occurred on January 1, 2012. Pro forma adjustments are intended to reflect what the effect would have been had we held our ownership interest as of January 1, 2012 on amounts that have been recorded in the historical condensed consolidated statements of operations. In our opinion, all adjustments necessary to reflect the effects of these investments have been made. The pro forma condensed consolidated financial information should be read in conjunction with the historical condensed consolidated financial statements and notes thereto of our Annual Report on Form 10-K for the year ended December 31, 2012.

The pro forma information is not necessarily indicative of our financial condition or results of operations had the investments occurred on January 1, 2012, nor are they necessarily indicative of our financial position, cash flows or results of operations of future periods. In addition, the provisional accounting is preliminary and therefore subject to change. Any such changes could have a material effect on the financial statements.

CAREY WATERMARK INVESTORS INCORPORATED

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

December 31, 2012

(In thousands, unaudited)

		Pro Forma Adjustments
	Historical	Hilton Southeast Portfolio		Courtyard Pittsburgh Shadyside		Pro Forma
Assets
Investments in real estate:
Hotels, at cost	$141,180	$94,571	A	$29,882	A	$265,633
Accumulated depreciation	(1,392)	—		—		(1,392)
Net investments in hotels	139,788	94,571		29,882		264,241
Real estate under construction	1,585	—		—		1,585
Equity investments in real estate	45,148	—		—		45,148
Net investments in real estate	186,521	94,571		29,882		310,974
Cash	30,729	(94,600)	A	(29,900)	A	30,729
		64,500	A	19,050	A
		(3,662)	A	(1,821)	A
		(861)	A	(234)	A
		38,017	B	12,905	B
		(3,394)	A
Due from affiliates	398			—		398
Accounts receivable	626			—		626
Restricted cash	6,272	3,394	A	—		9,666
Other assets	5,212	29	A	18	A	6,354
		861	A	234	A
Total assets	$229,758	$98,855		$30,134		$358,747
Liabilities and Equity
Liabilities:
Non-recourse debt	$88,762	$64,500	A	$19,050	A	$172,312
Accounts payable, accrued expenses and other liabilities	5,050	—		—		5,050
Due to affiliates	847	—		—		847
Distributions payable	1,717	—		—		1,717
Total liabilities	96,376	64,500		19,050		179,926
Commitments and contingencies
Equity
CWI stockholders’ equity:
Common stock	16	38	B	13	B	67
Additional paid-in capital	142,645	37,979	B	12,892	B	193,516
Distributions in excess of accumulated losses	(9,166)	(3,662)	A	(1,821)	A	(14,649)
Accumulated other comprehensive income	(299)	—		—		(299)
Less, treasury stock at cost	(331)	—		—		(331)
Total CWI stockholders’ equity	132,865	34,355		11,084		178,304
Noncontrolling interest	517	—		—		517
Total equity	133,382	34,355		11,084		178,821
Total liabilities and equity	$229,758	$98,855		$30,134		$358,747

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

CAREY WATERMARK INVESTORS INCORPORATED

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2012

(In thousands except per share amounts, unaudited)

		Pro Forma Adjustments
	Historical	2012 Acquisitions		Hilton Southeast Portfolio		Courtyard Pittsburgh Shadyside		Weighted Average Shares		Pro Forma
Hotel Revenue
Rooms, net	$8,906	$18,401	C	$21,014	C	$5,997	C			$54,318
Food and beverage	2,671	3,295	C	471	C	420	C			6,857
Other hotel income	1,395	2,245	C	931	C	—	C			4,571
	12,972	23,941		22,416		6,417				65,746
Other real estate income	64	—		—		—				64
Total Revenues	13,036	23,941		22,416		6,417				65,810
Operating Expenses
Hotel Expenses
Rooms	2,508	3,732	D	4,540	D	1,011	D			11,791
Food and beverage	2,160	2,942	D	443	D	379	D			5,924
Operating expenses	817	810	D	312	D	—	D			1,939
General and administrative	1,269	2,339	D	2,031	D	568	D			6,207
Sales and marketing	1,191	2,593	D	3,422	D	720	D			7,926
Repairs and maintenance	679	963	D	1,004	D	281	D			2,927
Utilities	635	807	D	931	D	208	D			2,581
Management fees	199	749	D	595	D	197	D			1,740
Property taxes and insurance	676	1,038	D	781	D	376	D			2,871
Depreciation and amortization	1,392	3,558	D	3,294	D	1,088	D			9,332
	11,526	19,531		17,353		4,828				53,238
Other Operating Expenses
Acquisition-related expenses	5,549	(5,143)	E	—		—				406
Management expenses	689	—		—		—				689
Corporate general and administrative expenses	2,475	—		—		—				2,475
Asset management fees to affiliate	601	680	F	502	F	167	F			1,950
	9,314	(4,463)		502		167				5,520
Operating (Loss) Income	(7,804)	8,873		4,561		1,422				7,052
Other Income and (Expenses)
Income from equity investments in real estate	1,611	(840)	G	—		—				771
Other income	85	—		—		—				85
Bargain purchase gain	3,809	(3,809)	H	—		—				—
Interest expense	(1,199)	(3,090)	I	(2,751)	I	(829)	I			(7,869)
	4,306	(7,739)		(2,751)		(829)				(7,013)
(Loss) Income from Operations Before Income Taxes	(3,498)	1,134		1,810		593				39
Provision for income taxes	344	101	J	362	J	87	J			894
Net (Loss) Income	(3,842)	1,033		1,448		506				(855)
Loss (Income) attributable to noncontrolling interests	1,119	(259)	K	—		—				860
Net (loss) income attributable to CWI Stockholders	$(2,723)	$774		$1,448		$506				$5
Basic and diluted net (loss) income per share attributable to CWI Stockholders	$(0.29)									$0.00
Basic and Diluted Weighted Average Shares Outstanding	9,323,705							11,986,025	L	21,309,730

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

CAREY WATERMARK INVESTORS INCORPORATED

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1. Basis of Presentation

The pro forma condensed consolidated balance sheet as of December 31, 2012 and the condensed consolidated statement of operations for the year ended December 31, 2012 were derived from the historical audited consolidated financial statements as of and for the year ended December 31, 2012, included in our Annual Report on Form 10-K for the year ended December 31, 2012.

Note 2. Historical Acquisitions

2012 Acquisitions

During 2012, we acquired controlling interests in four hotels: Hampton Inn Boston Braintree, Hilton Garden Inn New Orleans French Quarter/CBD, Lake Arrowhead Resort and Spa, and Courtyard San Diego Mission Valley. Additionally, we entered into the Westin Atlanta Venture, which we account for under the equity method of accounting (collectively, our “2012 Acquisitions”).

All of these investments are reflected in our historical condensed consolidated balance sheet at December 31, 2012 and, therefore, no pro forma adjustments to the historical condensed consolidated balance sheet as of December 31, 2012 were required. Our 2012 Acquisitions are reflected in the historical condensed consolidated statement of operations for the year ended December 31, 2012 reflecting their results of operations from their respective dates of acquisition through December 31, 2012. We made pro forma adjustments (Note 3, adjustments C through L) to reflect the impact on our results of operations had these acquisitions been made on January 1, 2012.

Note 3. Pro Forma Adjustments

A.  Investments

Hilton Southeast Portfolio

On February 14, 2013, we acquired five select-service hotels within the Hilton Worldwide portfolio of brands from entities managed by Fairwood Capital, LLC, an unaffiliated third-party, for $94.6 million, the “Hilton Southeast Portfolio.” The Hilton Southeast Portfolio includes the 144-room Hampton Inn & Suites Memphis-Beale Street in Tennessee, the 119-room Hampton Inn & Suites Atlanta-Downtown in Georgia, the 133-room Hampton Inn Birmingham-Colonnade in Alabama, the 105-room Hampton Inn & Suites Frisco-Legacy Park in Texas and the 131-room Hilton Garden Inn Baton Rouge Airport in Louisiana. The Memphis, Atlanta and Birmingham hotels will be managed by Crescent Hotels & Resorts and the Frisco and Baton Rouge hotels will be managed by HRI Lodging Inc. In connection with this acquisition, we paid acquisition costs of $3.7 million, in the aggregate, which is reflected as a charge to distributions in excess of accumulated losses in the pro forma condensed consolidated balance sheet as of December 31, 2012. As part of our franchise agreement with Hilton, we are required to make renovations at these hotels, which are expected to be completed by the second quarter of 2014. Accordingly, we placed $3.2 million into lender-held escrow accounts. Additionally, as required by our lender, we placed $0.2 million in lender-held escrow accounts for property taxes and insurance.

We acquired the Hilton Southeast Portfolio through five wholly-owned subsidiaries and obtained five individual mortgages totaling $64.5 million in the aggregate. The loans are non-recourse, with annual interest rates fixed at approximately 4.1%, and do not contain cross-default provisions. All five loans mature on March 1, 2018. We capitalized $0.9 million of deferred financing costs related to these loans, which are amortized over the term of the loans using a method which approximates the effective interest method.

Courtyard Pittsburgh Shadyside

On March 12, 2013, we acquired the Courtyard by Marriott Pittsburgh Shadyside from Moody National CY Shadyside S, LLC, an unaffiliated third party, for $29.9 million. The 132-room hotel is located in the Shadyside neighborhood of Pittsburgh, Pennsylvania. The hotel will be managed by Concord Hospitality Enterprises Company. In connection with this acquisition, we paid acquisition costs of $1.8 million, which is reflected as a charge to distributions in excess of accumulated losses in the pro forma condensed consolidated balance sheet as of December 31, 2012.

We acquired the Courtyard Pittsburgh Shadyside through a wholly-owned subsidiary and obtained a mortgage in the amount of up to $21.0 million, of which $19.1 million was funded at closing, with the remaining $1.9 million available through renovation draws. The mortgage requires monthly interest-only payments beginning with the initial payment and continuing for a period of 24 months at which point the loan will amortize over 25 years with quarterly principal payments. The loan has an initial term of four years with a one-year extension option. The stated interest rate of one-month LIBOR with a floor of 0.5% plus 3.25% has effectively been fixed at approximately 4.1% through an interest rate swap agreement, maturing March 12, 2017. We capitalized $0.2 million of deferred financing costs related to this loan, which is amortized over the term of the loan using a method which approximates the effective interest method.

The following table presents a summary of assets acquired in these business combinations, each at the date of acquisition (in thousands):

	Hilton Southeast Portfolio	Courtyard Pittsburgh Shadyside
Acquisition consideration
Cash consideration	$ 94,600	$ 29,900
Assets acquired at fair value:
Land	$ 16,050	$ 3,515
Building	71,906	25,484
Building and site improvements	1,607	349
Furniture, fixtures and equipment	5,008	534
Investments in real estate	94,571	29,882
Intangible assets-in-place lease	29	18
Net assets acquired at fair value	$ 94,600	$ 29,900

B.  Fundraising

At December 31, 2012, we did not have sufficient cash on hand to acquire and commence operations of the Hilton Southeast Portfolio and Courtyard Pittsburgh Shadyside; therefore, for pro forma purposes, we assumed we would have used offering proceeds of $38.0 million for the Hilton Southeast Portfolio and $12.9 million for the Courtyard Pittsburgh Shadyside hotel through the aggregate issuance of 5,932,154 shares to complete these transactions and establish adequate working capital. We have reflected these cash proceeds as pro forma adjustments to the historical condensed consolidated balance sheet at December 31, 2012.

C.  Hotel Revenue

The following pro forma adjustments related to our 2012 Acquisitions for the year ended December 31, 2012 represent the historical incremental revenues earned by each property prior to our acquisition from January 1, 2012 to their respective acquisition dates (in thousands):

	2012 Acquisitions	Hilton Southeast Portfolio	Courtyard Pittsburgh Shadyside
Rooms, net	$ 18,401	$ 21,014	$ 5,997
Food and beverage	3,295	471	420
Other hotel revenue	2,245	931	—
	$ 23,941	$ 22,416	$ 6,417

D.  Hotel Expenses

Pro forma adjustments for hotel expenses are derived from the historical financial statements of each of our investments except for those related to depreciation and amortization, sales and marketing and management fees. Pro forma adjustments reflect depreciation and amortization, of the acquired assets at fair value on a straight-line basis using an estimated useful life not to exceed 40 years for building and building improvements, two to eleven years for furniture, fixtures and equipment and one to 15 years for intangible assets. Pro forma adjustments for sales and marketing and management fees reflect expenses resulting from franchise and management agreements entered into upon acquisition. The following pro forma adjustments related to our 2012 Acquisitions for the year ended December 31, 2012 represent the historical incremental expenses recognized by each property prior to our acquisition from January 1, 2012 to their respective acquisition dates (in thousands):

	2012 Acquisitions	Hilton Southeast Portfolio	Courtyard Pittsburgh Shadyside
Rooms	$ 3,732	$ 4,540	$ 1,011
Food and beverage	2,942	443	379
Operating expenses	810	312	—
General and administrative	2,339	2,031	568
Sales and marketing	2,593	3,422	720
Repairs and maintenance	963	1,004	281
Utilities	807	931	208
Management fees	749	595	197
Property taxes and insurance	1,038	781	376
Depreciation and amortization	3,558	3,294	1,088
	$19,531	$17,353	$ 4,828

E.  Acquisition-Related Expenses

Acquisition costs related to our 2012 Acquisitions, aggregating $5.1 million, are reflected in the historical condensed consolidated statement of operations for the year ended December 31, 2012. We have reflected a pro forma adjustment to exclude the total in our pro forma condensed consolidated statement of operations.

F.  Asset Management Fees

We pay our advisor an annual asset management fee equal to 0.50% of the aggregate average monthly market value of our investments. Pro forma adjustments for such fees are reflected in the accompanying pro forma condensed consolidated statement of operations in order to reflect what the fee would have been had the investments been made on January 1, 2012. The following pro forma adjustment for the year ended December 31, 2012 represents incremental asset management fees that would have been incurred in addition to asset management fees presented in the historical financial statements (in thousands):

2012 Acquisitions	$680
Hilton Southeast Portfolio	502
Courtyard Pittsburgh Shadyside	167
$1,349

G.  Income from Equity Investments in Real Estate

Earnings for our equity method investments are recognized in accordance with each respective investment agreement and are based upon the allocation of the investment’s net assets at book value as if the investment were hypothetically liquidated at the end of each reporting period. Under the conventional approach to accounting for equity investments, an investor applies its percentage ownership interest to the venture’s net income to determine the investor’s share of the earnings or losses of the venture. This approach is not applicable if the venture’s capital structure gives different rights and priorities to its investors as it is difficult to describe an investor’s interest in a venture simply as a specified percentage. As we have priority return on our investments, we follow the hypothetical liquidation at book value method in determining our share of the ventures’ earnings or losses for the reporting period as this method better reflects our claim on the ventures’ book value at the end of each reporting period. Due to our preferred interests, we are not responsible and will not reflect losses to the extent our partners continue to have equity in the investments.

2012 Acquisitions

Based on the hypothetical liquidation at book value method, our pro forma equity in earnings (loss) in the Westin Atlanta Venture would have been approximately $(0.8) million for the period from January 1, 2012 through the date of acquisition.

H.  Bargain Purchase Gain

A bargain purchase gain of $3.8 million is included in the historical statement of operations for the year ended December 31, 2012 related to our acquisition of Lake Arrowhead Resort and Spa. We have reflected a pro forma adjustment to exclude this transaction-related gain in our pro forma condensed consolidated statement of operations, as this is not expected to have a recurring impact on us.

I.  Interest Expense

2012 Acquisitions

The aggregate pro forma adjustment to interest expense related to our 2012 Acquisitions was $3.1 million for the year ended December 31, 2012.

Hilton Southeast Portfolio

We have reflected a pro forma adjustment of $2.8 million for the year ended December 31, 2012 in order to reflect what the expense would have been had the Hilton Southeast Portfolio investment and related financing been made on January 1, 2012.

Courtyard Pittsburgh Shadyside

We have reflected a pro forma adjustment of $0.8 million for the year ended December 31, 2012 in order to reflect what the expense would have been had the Courtyard Pittsburgh Shadyside investment and related financing been made on January 1, 2012.

J.  Provision for Income Taxes

We have reflected pro forma adjustments related to each of our investments based upon estimated effective tax rates for each investment which take into account the fact that certain activities are taxable and other activities are pass-through items for income tax purposes. These pro forma adjustments reflect what the income tax provisions would have been had the investments been made on January 1, 2012. The following pro forma adjustments for the year ended December 31, 2012 represent incremental tax expense that would have been incurred in addition to income tax presented in the historical financial statements, when applicable (in thousands):

2012 Acquisitions	$ 101
Hilton Southeast Portfolio	362
Courtyard Pittsburgh Shadyside	87
$ 550

K.  (Income) Loss Attributable to Noncontrolling Interests

The combined pro forma adjustments to (income) loss attributable to noncontrolling interest related to our 2012 Acquisitions was $(0.3) million for the year ended December 31, 2012.

L.  Weighted Average Shares

The pro forma weighted average shares outstanding were determined as if the number of shares required to raise the funds used for each acquisition included in these pro forma condensed consolidated financial statements were issued on January 1, 2012.